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                                                                    Exhibit 23.5

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



          As independent certified public accountants we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 19, 1999, relating to the financial statements of Clever Computers, Inc. which appears in the registration statement on Form S-1 (SEC File No. 333-7403) of Interliant, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.


/s/ DSC&E

Atlanta, Georgia
July 19, 1999